Exhibit 99.1

Skadden, Arps, Slate, Meagher & Flom llp
DIRECT DIAL (212) 735-3416 DIRECT FAX (917) 777-3416 EMAIL ADDRESS ANDREA.NICOLAS@skadden.com	Four Times Square New York 10036-6522 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com

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February 7, 2017

BY HAND AND BY EDGAR

United States Securities and Exchange Commission

Division of Corporation Finance

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549-6010

Re:	BeyondSpring Inc. Amendment No.1 to Registration Statement on Form F-1 Filed on February 7, 2017 CIK No. 0001677940

Ladies and Gentlemen:

On behalf of BeyondSpring Inc. (the “Company”), which has, on the date hereof, filed with the Securities and Exchange Commission (the “Commission”) its Amendment No.1 to Registration Statement on Form F-1 (the “Amended Registration Statement”) relating to a proposed initial public offering (“IPO”) of the Company’s ordinary shares, we respectfully request from the staff of the Commission (the “Staff”) a waiver of the requirements of Item 8.A.4 of Form 20-F. This letter is filed as Exhibit 99.1 to the Amended Registration Statement.

The Amended Registration Statement contains audited financial statements for the two years ended December 31, 2014 and 2015, and unaudited interim financial statements for the nine months ended September 30, 2015 and 2016, in each case prepared in accordance with Generally Accepted Accounting Principles. Item 8.A.4 of Form 20-F, which is applicable to the Amended Registration Statement pursuant to Item 4(a) of Form F-1, states that because this is the Company’s IPO, the Amended Registration Statement must include audited financial statements of a date not older than 12 months unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

February 7, 2017

Instruction 2 to Item 8.A.4 of Form 20-F provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), Section III.B.c, in which the Staff notes:

“…the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.” (emphasis added)

We hereby respectfully request that the Staff waive the requirement of Item 8.A.4 of Form 20-F applicable to the Amended Registration Statement. In connection with this request, the Company represents to the Staff that:

1.	The Company is not currently a public company in any other jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States, including the Cayman Islands (its jurisdiction of incorporation), to have audited financial statements as of a date not older than 12 months from the date of filing an Amended Registration Statement.

3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

February 7, 2017

4.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2016, will be available until March 2017.

5.	In no event will the Company seek effectiveness of the Amended Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

Please do not hesitate to contact me by telephone at (212)-735-3416 or by fax at (917)-777-3416 with any questions or comments regarding this correspondence.

Very truly yours,

/s/ Andrea L. Nicolas, Esq.

Andrea L. Nicolas, Esq.
of SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

cc:	Richard Brand BeyondSpring Inc. 28 Liberty Street, 39th Floor